UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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[ ]	Soliciting Material Pursuant to § 240.14a-12

BioTime, Inc.

(Name of Registrant as Specified In Its Charter)

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1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

BioTime, Inc.

SUPPLEMENT TO PROXY STATEMENT DATED MAY 1, 2017

FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 29, 2017

Recent Developments

Our Board of Directors has determined to include an additional proposal in the proxy statement for the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) which is scheduled to be held on June 29, 2017 at 9:00 a.m. local time at 599 Lexington Ave, New York, New York 10022. The new proposal will seek shareholder to approve an amendment to our Articles of Incorporation to increase the number of authorized common shares, no par value, that we may issue from 125,000,000 shares to 150,000,000 shares. We intend to file an amendment to our proxy statement to add the new proposal to the proxy statement and the proxy card (the “Amendment”).

Adjournment of Annual Meeting

Based on the decision by our Board to include an additional proposal as described above, our Board has determined that it is in the best interests of the Company and its shareholders approve, following the vote by shareholders on the proposals contained in the proxy statement, the adjournment of the Annual Meeting from Friday, June 29, 2017 until July 31, 2017 (the “Reconvened Annual Meeting”) to allow shareholders additional time to consider the information provided in this Supplement and the Amendment we will file, and to submit their votes via with respect to the matters to be transacted at the Reconvened Annual Meeting via the amended proxy card, if desired. As a result, following the closing of the polls regarding the proposals included in the proxy statement, the Chairman will adjourn the Annual Meeting until July 31, 2017. The Reconvened Annual Meeting will take place at 10:00 a.m. local time at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111. Shareholders may submit a proxy to vote on the matters to be transacted at the Reconvened Annual Meeting until the date and time of the Reconvened Annual Meeting on July 31, 2017.

Effect of the Amendment on Submitted Proxies

All proxy cards that were sent to our shareholders with our Notice of Annual Meeting dated May 1, 2017, and that have been completed by shareholders and returned to us will be counted with respect to the proposals included in the proxy statement. A new proxy card will be enclosed with the Amendment, which will be mailed to shareholders of record as of the record date of May 2, 2017, for your use in connection with the matters to be transacted at the Reconvened Annual Meeting. Whether or not you plan to attend the Reconvened Annual Meeting, we encourage you to fill in, date, sign and mail the proxy that will be enclosed with the Amendment in the return envelope as promptly as possible. Do not return the proxy card sent to you with the original Notice of Annual Meeting dated May 1, 2017. Only the proxy cards provided with the Amendment will be valid for purposes of the Reconvened Annual Meeting.